Owlet Announces New $25 Million Credit Facility with Wells Fargo, Significantly Reducing Borrowing Costs and Enhancing Financial Flexibility

LEHI, Utah, June 30, 2026 – Owlet, Inc. (“Owlet” or the “Company”) (NYSE: OWLT), the pioneer of smart infant monitoring, today announced that it has entered into a new $25 million asset-based revolving credit facility on June 26, 2026, with Wells Fargo Bank, National Association (“Wells Fargo”). The new facility refinances and replaces the Company’s existing asset-based credit facility and term loan, significantly reducing Owlet’s cost of capital, enhancing liquidity, and providing increased financial flexibility to support future operating and strategic initiatives. The improved terms reflect the Company's stronger financial position and continued operational execution.

The new revolving credit facility lowers the applicable interest rate margin to SOFR plus 2.00% to 2.25%, compared to SOFR plus 7.50% to 8.50% under the Company’s previous asset-based facility, significantly reducing borrowing costs by at least 525 basis points. Following the closing of the refinancing, the Company’s total liquidity, consisting of cash and cash equivalents and available borrowing capacity under the facility, was approximately $33.8 million as of June 26, 2026.

“Our new credit facility with Wells Fargo marks another important milestone in Owlet’s financial evolution,” said Amanda Twede Crawford, Chief Financial Officer of Owlet. “By replacing our previous debt structure with a more flexible revolving facility, we expect to meaningfully lower annual interest expense while enhancing liquidity and financial flexibility. The support from Wells Fargo positions us to continue investing in our strategic priorities while maintaining a disciplined approach to capital allocation.”

“We are pleased to support Owlet as it continues to execute on its growth strategy and we look forward to continuing our relationship,” said Andy Hay, Executive Director, Wells Fargo.

The new facility provides up to $25 million of borrowing capacity and includes the ability to increase commitments to as much as $35 million, subject to lender approval. The facility matures three years from closing.

About Owlet, Inc.

Owlet, Inc. (NYSE: OWLT), a leading pediatric health platform, is the only company in the world to offer U.S. FDA-cleared and internationally medically-certified wearable pediatric monitors, delivering hospital-grade technology directly in the home. Our award-winning pediatric products and innovative software combine clinically tested monitoring systems, an integrated video platform, and a simple, easy-to-use app, providing parents with real-time health insights to stay informed on their child’s well-being, support restful sleep, and provide peace of mind anywhere.

Since 2012, more than 2.5 million parents have trusted Owlet to monitor their children's well-being and sleep. This adoption has fueled one of the largest collections of pediatric health and sleep data in the world, powering innovations that bridge the critical gap between hospital and home. Owlet is driving a new standard in pediatric wellness by pairing advanced medical technology with consumer-friendly design. Our mission is simple yet ambitious: to give every baby and every family the best possible start in life.

Learn more at www.owletcare.com and follow us on LinkedIn and Instagram for company news and updates.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s expected total liquidity, available borrowing capacity and access to capital under the new credit facility; the expected reduction in annual interest expense; the anticipated enhancement of the Company’s liquidity and financial flexibility; and the Company’s ability to pursue operational and strategic priorities while maintaining a disciplined approach to capital allocation. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “continues,” “designed,” “seek,” “will,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made, and are susceptible to a number of risks, uncertainties, and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by its forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to: (i) the commercial success of Owlet’s products, including its subscription services; (ii) the extent to which the refinancing reduces borrowing costs, enhances liquidity and provides increased financial flexibility to support future operations and strategic initiatives; (iii) the regulatory pathway for Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the FDA, the TGA and other similar regulators outside of the United States, as well as Owlet’s ability to obtain and maintain regulatory approval or certification for its products and comply with ongoing regulatory requirements; (iv) Owlet’s competition and the Company’s ability to profitably grow and manage growth; (v) the ability of Owlet to implement strategic initiatives, reduce costs, grow revenues, develop and launch new products, innovate and enhance existing products, meet customer demands and adapt to changes in consumer preferences and retail trends; (vi) Owlet’s ability to acquire, defend and protect its intellectual property and satisfy regulatory requirements concerning privacy, data protection and cybersecurity, including for Owlet’s digital platforms and technologies; (vii) Owlet’s ability to maintain relationships with channel partners, customers, manufacturers and suppliers; (viii) impacts from compliance with applicable laws or regulations; (ix) the impact of and disruption to Owlet’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control; (x) adverse impacts from other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; and (xi) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties may emerge from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict such events or how they may affect Owlet. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Contacts

Investor Relations: ir@owletcare.com

Media: pr@owletcare.com